Exhibit 99.1
FOR IMMEDIATE RELEASE
Kaiser Aluminum Corporation Announces Pricing of $150 Million Private Offering
of Cash Convertible Senior Notes, Repurchase of Common Stock and Execution of
Revolving Credit Agreement
FOOTHILL RANCH, Calif., March 24, 2010 — Kaiser Aluminum Corporation (NASDAQ:KALU) today announced the pricing of $150 million aggregate principal amount of Cash Convertible Senior Notes due 2015 (the “notes”) through a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The $150 million aggregate principal amount of the notes was increased from the initial offering of $130 million.
The notes will pay interest semiannually at a rate of 4.5% per annum. In certain circumstances, the notes may be converted into an amount of cash based on the market value at that time of Kaiser Aluminum’s common stock and a conversion rate initially equal to 20.6949 shares of Kaiser Aluminum’s common stock per $1,000 principal amount of the notes (which is equal to a conversion price of approximately $48.32 per share, representing a 26% conversion premium over the closing price of $38.35 per share on March 23, 2010). The notes will not be convertible into Kaiser Aluminum’s common stock or into any other securities.
In connection with the offering of the notes, Kaiser Aluminum is repurchasing approximately $45 million of its outstanding common stock in privately negotiated, off-market transactions with purchasers of the notes, which will be effected through one of the initial purchasers of the notes, and has entered into convertible note hedge transactions with the initial purchasers and/or their affiliates (the “option counterparties”). The convertible note hedge transactions are expected to generally reduce Kaiser Aluminum’s exposure to potential cash payments in excess of the principal amount of the notes that it may be required to make upon the conversion of the notes. Kaiser Aluminum has also entered into warrant transactions with the option counterparties pursuant to which Kaiser Aluminum will sell to the option counterparties net-share-settled warrants to purchase shares of Kaiser Aluminum’s common stock. To the extent that the market value of Kaiser Aluminum’s common stock on the applicable valuation dates exceeds the strike price of the warrants, which represents a 60% premium over the closing price per share of Kaiser Aluminum’s common stock on March 23, 2010, the warrants will have a dilutive effect. If the initial purchasers exercise their option to purchase additional notes, Kaiser Aluminum expects to enter into additional convertible note hedge transactions and warrant transactions with the option counterparties.
In connection with hedging the convertible note hedge transactions and the warrant transactions, the option counterparties and/or their affiliates expect to enter into various derivative transactions with respect to Kaiser Aluminum’s common stock concurrently with or shortly after the pricing of the notes. These activities and the repurchase of common stock by Kaiser Aluminum could increase (or reduce the size of any decrease in) the price of Kaiser Aluminum’s common stock concurrently with or shortly after the pricing of the notes. In addition, the option counterparties and/or their affiliates expect to modify their hedge positions from time to time by entering into, or unwinding, various derivative transactions and/or by purchasing, or selling, shares of Kaiser Aluminum’s common stock in secondary market transactions, and are particularly likely to do so following the conversion of a note or shortly before the maturity date of the notes. Although the effect of these activities on the price of Kaiser Aluminum’s common stock will depend in part on various market conditions and cannot be ascertained at this time, the effect could be to depress (or to avoid an increase) in the price of Kaiser Aluminum’s common stock.
Kaiser Aluminum estimates that the net proceeds from the offering of notes will be approximately $142 million, after deducting the initial purchasers’ discounts and estimated fees and expenses. Kaiser Aluminum granted the initial purchasers a 30-day option to purchase up to $25 million principal amount of additional notes to cover over-allotments.
In connection with the offering of the notes, Kaiser Aluminum has entered into a new $200 million, four year senior secured revolving credit facility providing for borrowings based upon advances against eligible accounts receivable and eligible inventory. The new credit facility is effective as of March 23, 2010 and amends and restates the previously existing $265 million senior secured revolving credit facility.
Kaiser Aluminum plans to use approximately $15 million of the net proceeds from the offering of the notes to pay the costs of the convertible note hedge transactions (after such costs are partially offset by the proceeds that Kaiser Aluminum receives from the warrant transactions) and approximately $45 million of the net proceeds to repurchase its common stock. The remainder of the net proceeds will be used for general corporate purposes.
The sale of the notes and the repurchase of the shares of common stock are expected to close on March 29, 2010.
This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The offer and the sale of the notes, the convertible note hedge, the warrants and the shares of common stock underlying such securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and the notes, convertible note hedge, warrants and underlying shares of common stock may not be offered or sold absent registration or an applicable exemption from registration requirements. This announcement contains information about anticipated transactions, and there can be no assurance that such transactions will be completed.
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, forgings, rod, bar and tube products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index. For more information, please visit www.kaiseraluminum.com.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “may,” “will,” “plans” or “anticipates” or the negative of the foregoing or other variations or comparable terminology, or by discussions of strategy or intentions. These statements are based on the beliefs and assumptions of Kaiser Aluminum’s management based on information available to management at the time such statements are made. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties, and that actual results or events may vary materially from those in the forward-looking statements as a result of various factors. These factors include (a) conditions in the capital markets; (b) general economic and business conditions, including conditions in the aerospace and other end markets Kaiser Aluminum serves; (c) changing prices and market conditions; and (d) other factors summarized in Kaiser Aluminum’s reports filed with the Securities and Exchange Commission, including Kaiser Aluminum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. All information in this release is as of the date of the release. Kaiser Aluminum undertakes no duty to update any forward-looking statement to conform the statement to actual results or events or changes in its expectations.
Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum
(949) 614-1757
Public Relations Contact:
Dave Quast
FD
(646) 421-5341